Exhibit 99.1

PRESS RELEASE

MGM GROWTH PROPERTIES ELECTS ROBERT W. SMITH TO ITS BOARD OF DIRECTORS

Smith Brings Significant Investment Expertise as the Board’s Third Independent Director

LAS VEGAS, January 13, 2017 — MGM Growth Properties LLC (NYSE: MGP) (the “Company”) today announced that Robert “Bob” W. Smith was elected to serve as the third independent director to the Company’s Board of Directors.

“Bob’s distinctive knowledge and experience with consumer-facing companies and esteemed reputation within the investment community will serve as a vital asset to the Company and a well-rounded addition to the MGP Board – one that strengthens the Company’s ability to successfully execute on its strategic goals with the interests of MGP’s shareholders in mind,” said Jim Murren, Chairman of MGM Growth Properties. “We are excited to welcome Bob to MGP in this key leadership role.”

Mr. Smith has nearly thirty years of investment experience. From September 1992 to December 2016, he served in various roles at T. Rowe Price, including as Vice President of T. Rowe Price Group, Inc., Vice President and Portfolio Manager at T. Rowe Price Associates, Inc. and as a Lead Portfolio Manager at T. Rowe Price International, Inc. In addition, Mr. Smith served as a Vice President at T. Rowe Price Trust Company. Prior to joining T. Rowe Price, he worked for five years as an Investment Analyst at MFS Investment Management covering multiple sectors including food & beverage, tobacco, electrical equipment, and telecommunications companies.

Mr. Smith holds a B.S. degree in Finance and Economics from the University of Delaware and an M.B.A. in General Management from the Darden Graduate School of Business at the University of Virginia.

About MGM Growth Properties

MGM Growth Properties LLC (NYSE:MGP) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts, whose diverse amenities include casino gaming, hotel, convention, dining, entertainment and retail offerings. MGP currently owns a portfolio of properties acquired from MGM Resorts, consisting of ten premier destination resorts in Las Vegas and elsewhere across the United States and one dining and entertainment complex which opened in April 2016. As of December 31, 2015, these properties collectively comprise 27,233 hotel rooms, approximately 2.6 million convention square footage, over 100 retail outlets, over 200 food and beverage outlets and over 20 entertainment venues. As a growth-oriented public real estate entity, MGP expects its relationship with MGM Resorts and other entertainment providers to attractively position MGP for the acquisition of additional properties across the entertainment, hospitality and leisure industries that MGM Resorts or other entertainment providers may develop in the future. For more information about MGP, visit the Company’s website at http://www.mgmgrowthproperties.com.

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This press release includes “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in MGP’s public filings with the Securities and Exchange Commission. MGP has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding MGP’s ability to execute on its strategic goals. These forward-

looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to MGP’s ability to receive, or delays in obtaining, any regulatory approvals required to own its properties, or other delays or impediments to completing MGP’s planned acquisitions or projects, including any acquisitions of properties from MGM; the ultimate timing and outcome of any planned acquisitions or projects; MGP’s ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; MGP’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to MGP; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in MGP’s periodic reports filed with the Securities and Exchange Commission. In providing forward-looking statements, MGP is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If MGP updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

SOURCE MGM Growth Properties LLC

Contacts:

Investment Community	News Media

ANDY H. CHIEN	CLARK DUMONT
Chief Financial Officer MGM Growth Properties LLC	Senior Vice President of Corporate Communications MGM Resorts International
(702) 669-1470	(702) 692-6888 or cdumont@mgmresorts.com